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                                                                 Exhibit 10(xii)

                                    FORM OF
                           INDEMNIFICATION AGREEMENT

        THIS AGREEMENT is made by and between BRASS EAGLE INC. (the "Company") and Marvin W. Griffin ("Griffin") as of ____________, 1997.

        WHEREAS, Griffin is currently a Director of the Company and the holder of shares of the Company's Preferred Stock (the "Preferred Stock"); and

        WHEREAS, as the result of the Company's recent recapitalization the Company is no longer authorized to issue Preferred Stock and Griffin's shares of Preferred Stock have been canceled (the "Recapitalization"); and

        WHEREAS, the Company desires to indemnify Griffin and hold him harmless from any adverse income tax consequences arising from or attributable to the cancellation of the Preferred Stock.

        NOW THEREFORE, in consideration of the services rendered, and to be rendered, by Griffin to and on behalf of the Company, the Company agrees as follows:

        1. The Company shall indemnify and hold Griffin harmless from any adverse income tax consequences arising from or attributable to the cancellation of the shares of Preferred Stock in connection with the Recapitalization including any attorney's fees associated with any protest or other challenge contemplated by paragraph 3 hereof (the "Indemnification").

        2. The Indemnification shall be accomplished on an after-tax basis as to Griffin.

        3. Griffin and the Company agree to cooperate in protesting or challenging any assessment or other proposal by any taxing authority to impose any tax liability arising from or attributable to the cancellation of the Preferred Stock in connection with the Recapitalization; provided, however, that the Company reserves the right to require Griffin to abandon any such protest or other challenge, subject to the Company's Indemnification obligation.

        4. Griffin shall promptly notify the Company of any proposed assessment or other attempt by any taxing authority to impose any tax liability on Griffin which is subject to the Company's Indemnification obligation.

        5. This Agreement shall be binding on the Company's successors and assigns and shall inure to the benefit of Griffin's heirs and assigns.

        IN WITNESS WHEREOF, the Company, by its duly authorized officer, and Griffin have entered into this Agreement as of the day first above written.


                                        BRASS EAGLE INC.

                                        By:
                                           ------------------------------
                                        Title:
                                              ---------------------------

                                        ---------------------------------
                                                Marvin W. Griffin